UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2011

MFA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 Park Avenue, 21st Floor, New York, New York 10022
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:	(212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 8, 2011, MFA Financial, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley, Deutsche Bank Securities, JMP Securities and Sterne Agee (collectively, the “Underwriters”) relating to the sale of 65,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the granting to the Underwriters of an option to purchase up to an additional 9,750,000 shares of Common Stock. The Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2011, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland reclassifying and designating 75,000,000 shares of the Company’s authorized but unissued shares of the excess stock, par value $.01 per share (“Excess Stock”), as additional shares of the Company’s Common Stock. The reclassification increased the number of authorized shares classified as Common Stock from 370,000,000 shares immediately prior to the reclassification to 445,000,000 shares immediately after the reclassification. The reclassification decreased the number of shares classified as Excess Stock from 125,000,000 shares immediately prior to the reclassification to 50,000,000 shares immediately after the reclassification.  The Articles Supplementary are attached hereto as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

1.1	Underwriting Agreement, dated March 8, 2011, between the Company and theUnderwriters.

3.1	Articles Supplementary, reclassifying additional shares of Common Stock.

5.1	Opinion of Venable LLP with respect to the legality of the shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.

By:	/s/Timothy W. Korth
Timothy W. Korth
General Counsel and Senior Vice President

Date: March 11, 2011